Exhibit 99.B(d)(22)(i)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

ING PARTNERS, INC.

OPERATING EXPENSE LIMITS

		Maximum Operating Expense Limit (as a percentage of average net assets)
		Classes
Name of Fund(1), (2)	Adviser	Initial	Service	Service 2	T

ING Index Solution 2015 Portfolio Initial Term Expires May 1, 2009 Initial Term for Class T Expires May 1, 2010 Initial Term for Service 2 Expires May 1, 2010	0.62%	0.12%	0.37%	0.52%	0.82%

ING Index Solution 2025 Portfolio Initial Term Expires May 1, 2009 Initial Term for Class T Expires May 1, 2010 Initial Term for Service 2 Expires May 1, 2010	0.62%	0.12%	0.37%	0.52%	0.82%

ING Index Solution 2035 Portfolio Initial Term Expires May 1, 2009 Initial Term for Class T Expires May 1, 2010 Initial Term for Service 2 Expires May 1, 2010	0.62%	0.12%	0.37%	0.52%	0.82%

ING Index Solution 2045 Portfolio Initial Term Expires May 1, 2009 Initial Term for Class T Expires May 1, 2010 Initial Term for Service 2 Expires May 1, 2010	0.62%	0.12%	0.37%	0.52%	0.82%

		Classes
	Adviser	Initial	Service	Service 2	T

ING Index Solution Income Portfolio Initial Term Expires May 1, 2009 Initial Term for Class T Expires May 1, 2010 Initial Term for Service 2 Expires May 1, 2010	0.62%	0.12%	0.37%	0.52%	0.82%

ING Solution 2015 Portfolio Initial Term Expires May 1, 2006 Initial Term for Service 2 Expires May 1, 2010	0.62%	0.12%	0.37%	0.52%	0.82%

ING Solution 2025 Portfolio Initial Term Expires May 1, 2006 Initial Term for Service 2 Expires May 1, 2010	0.62%	0.12%	0.37%	0.52%	0.82%

ING Solution 2035 Portfolio Initial Term Expires May 1, 2006 Initial Term for Service 2 Expires May 1, 2010	0.62%	0.12%	0.37%	0.52%	0.82%

ING Solution 2045 Portfolio Initial Term Expires May 1, 2006 Initial Term for Service 2 Expires May 1, 2010	0.62%	0.12%	0.37%	0.52%	0.82%

ING Solution Growth and Income Portfolio Initial Term Expires May 1, 2009	0.62%	0.12%	0.37%	N/A	N/A

ING Solution Growth Portfolio Initial Term Expires May 1, 2009	0.62%	0.12%	0.37%	N/A	N/A

ING Solution Income Portfolio Initial Term Expires May 1, 2006 Initial Term for Service 2 Expires May 1, 2010	0.62%	0.12%	0.37%	0.52%	0.82%

/s/HE
HE

Date Last Amended: November 14, 2008

(1)          This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)          The operating expense limits set out above apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.